UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2018

The GREATER CANNABIS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Florida	333-2188574	30-0842570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 2nd Ave N. Suite 9, St. Petersburg, FL 33701

(Address of principle executive offices)

(727) 482-1505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-reliance on Previously Issued Financial Statements

On January 26, 2018, the Board of Directors of The Greater Cannabis Company, Inc. (the “Company”) determined that the Company’s previously issued unaudited and unreviewed consolidated financial statements for the three and nine-month periods ended September 30, 2017 filed in a Form 10-Q on November 20, 2017 should no longer be relied upon.

Due to financial constraints, the Company was unable to pay Michael T. Studer CPA P.C. (“Studer”), our independent registered public accounting firm, to commence and complete its review of the consolidated financial statements contained in our Form 10-Q for the quarterly period ended September 30, 2017.  The Form 10-Q for the quarterly period ended September 30, 2017 is likely to contain possible material financial statements errors and/or deficient disclosures. Accordingly, these previously issued financial statements should no longer be relied on.

The Company has discussed the matter disclosed in this Form 8-K with Studer.  Studer concurs with the Company’s filing of this Form 8-K to state that such financial statements should no longer be relied on.

SEC rules require that financial statements of issuers included in Forms 10-Q be reviewed by the issuer’s independent registered public accounting firm. At such time that the Company obtains sufficient cash to pay Studer and Studer has completed its review of the consolidated financial statements contained in the Form 10-Q for the quarterly period ended September 30, 2017, we will file an amended Form 10-Q for such period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

The Greater Cannabis Company, Inc.

Date: February 6, 2018	By:	/s/ Wayne Anderson
	Name:	Wayne Anderson
	Title:	President